UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2011

CORELOGIC, INC.

(Exact Name of the Registrant as Specified in Charter)

Delaware	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 First American Way, Santa Ana, California	92707
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (714) 250-6400

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of February 25, 2011, CoreLogic, Inc. (the “Company”) entered into an Amendment No. 2 to its Third Amended and Restated Credit Agreement, dated as of April 12, 2010 (the “Credit Agreement”) by and between JPMorgan Chase Bank, N.A., as administrative agent for the Lenders and the Lenders party thereto (“Amendment No. 2”).

Amendment No. 2 provides for, among other things, the following changes to the Credit Agreement: (i) allows the Company to transfer certain assets held by one of the Company’s subsidiaries to one or more foreign subsidiaries of the Company; investments made by the Company or its subsidiaries to effect the transfer of these assets may not exceed $200,000,000; and (ii) allows the Company to repurchase an amount up to $350,000,000 in shares of its common stock. In addition, Amendment No. 2 removes the annual limitation on Restricted Junior Payments as defined in the Credit Agreement.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 2, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02. Departures of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers.

On February 10, 2011, the Company announced that Anthony S. Piszel, former chief financial officer of the Company had resigned as chief financial officer effective February 10, 2011 and will be departing the Company on June 1, 2011. On February 22, 2011, the Company entered into a Separation and General Release Agreement (the “Agreement”) with Mr. Piszel which provides that Mr. Piszel will receive $1,008,000 in separation pay, subject to applicable withholdings, and in the event he timely elects to obtain continued group health insurance coverage under COBRA, the Company will pay the premiums for such coverage though June 1, 2012, up to a maximum cost of $20,000. Pursuant to this Agreement, Mr. Piszel releases the Company from claims and agrees not to disparage the Company. Mr. Piszel covenants not to compete with the Company or solicit Company employees prior to June 1, 2012. Mr. Piszel has a period of seven calendar days following February 22, 2011 to revoke the Agreement. If Mr. Piszel properly revokes the Agreement during the applicable recission period, he is not entitled to the separation benefits described above and the Company is not obligated to provide them.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2, dated as of February 25, 2011, by and among the Company, the Lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CORELOGIC, INC.

Date: February 28, 2011	By:	/s / STERGIOS THEOLOGIDES
	Name:	Stergios Theologides
	Title:	Senior Vice President, General Counsel and Secretary